                              KOMAG, INCORPORATED
                            275 SOUTH HILLVIEW DRIVE
                           MILPITAS, CALIFORNIA 95035

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 20, 1995


        You are hereby notified that a Special Meeting of Stockholders (the "Special Meeting") of Komag, Incorporated (the "Company") will be held at the Company's facilities at 275 S. Hillview Drive, Milpitas, CA 95035 on Wednesday, December 20, 1995, at 10:00 a.m., Pacific Standard Time, for the following purpose:

                1. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 35,000,000 shares to 85,000,000 shares.

        The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice. Stockholders of record at the close of business on November 2, 1995 will be entitled to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the offices of the Company. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Special Meeting.

        All stockholders are cordially invited to attend the Special Meeting.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                Stephen C. Johnson,
                                President and Chief Executive Officer

                                Tu Chen,
                                Chairman of the Board

Milpitas, California
November 20, 1995

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                              KOMAG, INCORPORATED
                            275 SOUTH HILLVIEW DRIVE
                           MILPITAS, CALIFORNIA 95035

                                PROXY STATEMENT

                      FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 20, 1995

                                    GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Komag, Incorporated, a Delaware corporation (the "Company"), for use at the Special Meeting to be held on December 20, 1995. The Special Meeting will begin at 10:00 a.m., Pacific Standard Time, at the Company's facilities at 275 S. Hillview Drive, Milpitas, CA 95035. Stockholders of record on November 2, 1995 will be entitled to notice of and to vote at the Special Meeting.

        This Proxy Statement and accompanying proxy (the "Proxy") were first mailed to stockholders on or about November 21, 1995.

VOTING

        On November 2, 1995, the record date for determination of stockholders entitled to vote at the Special Meeting, there were 25,213,196 shares of Common Stock outstanding. Each stockholder is entitled to one (1) vote for each share of Common Stock held by such stockholder. The matter submitted for stockholder approval at this Special Meeting will be decided by the affirmative vote of a majority of the shares present or represented and entitled to vote on such matter. Abstentions with respect to the matter are treated as shares present or represented and entitled to vote on the matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if the shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to the matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of the matter has been obtained.

REVOCABILITY OF PROXIES

        Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 275 South Hillview Drive, Milpitas, California, 95035, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Special Meeting and voting in person.

SOLICITATION

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward these solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.
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                                ITEM NO. 1 -
                    AMENDMENT TO THE COMPANY'S RESTATED
                        CERTIFICATE OF INCORPORATION

        The Board of Directors (the "Board") is requesting stockholder approval of an amendment to the Company's Restated Certificate of Incorporation (the "Certificate") to provide for an increase in the number of shares of Common Stock authorized for issuance from Thirty-Five Million (35,000,000) to Eighty-Five Million (85,000,000). The Certificate presently provides that the Company is authorized to issue two classes of stock consisting of Thirty-Five Million (35,000,000) shares of Common Stock, $.01 par value, and One Million (1,000,000) shares of Preferred Stock, $.01 par value. The Board authorized the amendment to the Certificate to increase the authorized shares of Common Stock by Fifty Million (50,000,000) shares on November 1, 1995.

PURPOSE AND EFFECT OF AMENDMENT

        On November 1, 1995 the Board adopted resolutions declaring a two-for-one stock split on the Company's outstanding Common Stock. This two-for-one split is to be effected in the form of a one hundred percent stock dividend (the "Stock Split"). The Company currently does not have a sufficient number of authorized shares of Common Stock to permit the Stock Split and therefore such split is therefore contingent upon stockholder approval of this Item. No. 1.

        Before the amendment can become effective, stockholders must approve Item No. 1. If the amendment is approved, the Company proposes to cause it to become effective at the close of business on December 20, 1995 by filing a new Restated Certificate of Incorporation (the "New Certificate") in the Office of the Secretary of State of the State of Delaware. The New Certificate would incorporate only those changes made by the amendment and certain numeric changes mandated to reflect the increase in outstanding shares caused by the Stock Split.

        The increase in the authorized Common Stock would permit the Stock Split and would allow the remaining unissued shares to be used at some future date for proper corporate purposes without further stockholder action. However, the Company presently has no plans to issue any shares other than as required for the Stock Split and as may be required in connection with the employee stock-based plans. If the amendment is approved appropriate adjustments will be made, as of the effective date of the Stock Split, in the number and price of shares reserved for issuance under the employee stock-based plans and the number and price per share in effect for such options or purchase rights outstanding under such plans.

        The Board believes that the Stock Split will provide benefits such as broadening the stockholder base and increasing the public float, both of which would increase the liquidity for the Company's stockholders.

  BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

INFORMATION RELATING TO PROPOSED STOCK SPLIT

        Assuming stockholder approval of Item No. 1, the proposed Stock Split will be effective as of December 21, 1995. On or about January 10, 1996, a certificate for the shares represented by the Stock Split will be mailed to each stockholder of record on December 21, 1995. Certificates representing shares issued prior to the record date will continue to represent the same number of shares of the Company's stock as they did prior to the record date and will, upon the effective date, represent the right to receive a certificate for an equal number of shares. Stockholders should not destroy their existing certificates and should not mail them to the Company or its transfer agent. Existing certificates and the certificates for additional shares that will be mailed to stockholders will represent the proper number of shares owned after the Stock Split becomes effective.

        The Company believes that the Stock Split will not result in any taxable income or in any gain or loss to stockholders for U.S. federal income tax purposes. Immediately after the Stock Split, the tax basis of each share of Common Stock will be one-half of the tax basis before the Stock Split. For tax purposes, each new share will be deemed to have been acquired at the same time as the original share with respect to which the new share was issued.

                                      2
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     If stockholders dispose of their shares after the Stock Split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Since the rate of brokerage commissions may vary, the Company is unable to specify the amount of this increase. Stockholders desiring this information may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.


                             ADDITIONAL INFORMATION


PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of November 2, 1995 for (i) each director who owns stock, (ii) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power and respect to the shares beneficially owned, subject to community property laws where applicable.


                                                       SHARES BENEFICIALLY OWNED
                                                       -------------------------

                                                         NUMBER       PERCENTAGE
                                                         ------       ----------

FMR Corp(1)..........................................    1,751,800        6.95%
     82 Devonshire Street
     Boston, MA 02110
Tu Chen(2)...........................................      336,310        1.33%
Stephen C. Johnson(3)................................      217,160          *
Max Palevsky(4)......................................       76,012          *
Anthony Sun(4).......................................       32,155          *
Irwin Federman(5)....................................       33,250          *
Craig R. Barrett(4)..................................       16,250          *
Chris A. Eyre(4).....................................        5,750          *
Masayoshi Takebayashi(4)(6)..........................        5,250          *
George A. Neil(7)....................................        3,875          *
T. Hunt Payne(8).....................................       40,327          *
Willard Kauffman(9)..................................       44,400          *
William L. Potts, Jr.(10)............................       51,900          *
Officers and Directors as a group (19 persons)(11)...    1,039,249        4.12%

 *   Less than 1%

(1) Pursuant to Schedule 13G, dated October 6, 1995, and filed with the Securities and Exchange Commission. Fidelity Management and Research Company ("Fidelity") has reported that Edward C. Johnson 3d and FMR Corp., through its control of Fidelity and Fidelity Funds (the "Funds") each has sole power to dispose of the 1,735,400 shares owned by the Funds. Edward C. Johnson 3d and FMR Corp. through its control of Fidelity Management Trust Company, has sole and dispositive power over 16,400 shares and no power to vote or to direct the voting of 16,4000 shares of common stock owned by the institutional accounts as reported above.

(2) Includes 86,499 shares subject to options exercisable within sixty (60) days of November 2, 1995 and excludes 55,591 shares subject to options not exercisable within such sixty-day period.

(3) Includes 84,616 shares subject to options exercisable within sixty (60) days of November 2, 1995 and excludes 55,704 shares subject to options not exercisable within such sixty-day period.

(4) Includes 5,250 shares subject to options exercisable within sixty (60) days of November 2, 1995 and excludes 10,250 shares subject to options not exercisable within such sixty-day period.

(5) Includes 0 shares subject to options exercisable within sixty (60) days of November 2, 1995 and excludes 10,250 shares subject to options not exercisable within such sixty-day period.

 (6) Excludes shares held by Kobe Steel, Ltd. and Kobe Steel USA Holdings Inc. Mr. Takebayashi is an Executive Officer of Kobe Precision, Inc., a wholly-owned subsidiary of Kobe Steel, Ltd., and on such basis may be deemed, under the 1934 Act, the beneficial owner of the 1,000,001 shares beneficially owned by such corporations with shared voting and investment power with respect thereto. Mr. Takebayashi disclaims beneficial ownership of these shares.
 (7) Includes 875 shares subject to exercise within sixty (60) days of November 2, 1995 and excludes 7,625 shares subject to options not exercisable within such sixty-day period. Excludes shares held by Asahi Glass America, Inc., a wholly-owned subsidiary of Asahi Glass Co., Ltd., and on such basis may be deemed, under the 1934 Act, the beneficial owner of the 1,000,000 shares beneficially owned by such corporations with shared voting and investment power with respect thereto. Mr. Neil disclaims beneficial ownership of the shares owned by Asahi Glass America, Inc.
 (8) Includes 28,143 shares subject to options exercisable within sixty (60) days of November 2, 1995 and excludes 29,772 shares subject to options not exercisable within such sixty-day period.
 (9) Includes 27,607 shares subject to options exercisable within sixty (60) days of November 2, 1995 and excludes 44,593 shares subject to options not exercisable within such sixty-day period.
(10) Includes 36,667 shares subject to options exercisable within sixty (60) days of November 2, 1995 and excludes 20,243 shares subject to options not exercisable within such sixty-day period.
(11) Includes 415,690 shares subject to options exercisable within sixty-days of November 2, 1995 and excludes 453,000 shares subject to options exercisable after such sixty-day period. Also excludes 2,000,001 shares which may be deemed to be beneficially owned by certain of the Company's directors. See footnotes (6) and (7) above.




                                      By Order of the Board of Directors


                                      TU CHEN
                                      Chairman of the Board






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PROXY

          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             KOMAG, INCORPORATED

    The undersigned hereby appoints Tu Chen and Stephen C. Johnson proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Komag, Incorporated standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held December 20, 1995 or any adjournment thereof.

      (Continued, and to be marked, dated and signed, on the other side)

-------------------------------------------------------------------------------

                                                             I plan to attend
                                                               the meeting

                                                                   / /


1. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 35,000,000 shares to 85,000,000 shares.
                           FOR     AGAINST    ABSTAIN

                           / /       / /        / /

               Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                      Date _____________________________, 1995

                                      ________________________________________
                                                    (Signature)

                                      ________________________________________
                                            (signature if held jointly)

                                      PLEASE SIGN, DATE, AND RETURN THE PROXY
                                      CARD PROMPTLY USING THE ENCLOSED ENVELOPE
____________________________________________

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"
____________________________________________